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                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE:                  CONTACT:
May 10, 2002 and Thereafter             John N. Nelli
                                        Chief Financial Officer
                                        (919) 653-1265
                                        jnelli@tangram.com
                                        ------------------

                   Tangram Reports First Quarter 2002 Results

Cary, N.C.-- May 10, 2002-- Tangram Enterprise Solutions, Inc. (NASDAQ: TESI), a leader in the IT asset management market, today announced its first quarter 2002 operating results.

For the quarter ended March 31, 2002, total revenues were $3.1 million compared with $3.6 million for the first quarter of 2001, a decrease of 13%. The company went on to report a net loss of $421,000, or $0.02 per share, down from a loss of $569,000, or $0.03 per share, in the comparable quarter last year. The company reduced its EBITDA loss to $128,000 in the first quarter 2002, down from a loss of $288,000 in first quarter 2001.

John Nelli, Tangram's CFO, stated "While Q1 revenues are down from the comparable quarter last year, we were still able to improve EBITDA performance and reduce our loss from operations. These improvements are the result of 2001 cost structure adjustments that addressed the economic downturn in the technology sector."

"Clearly, we are disappointed with our first quarter sales results and are taking the necessary steps to get our performance back on track for the remainder of the year," stated Norm Phelps, president and CEO of Tangram. "Our company's strategy and position within the IT asset management market remains solid, with a satisfied customer base, our unique phased implementation methodology, and best-of-breed technology and services offerings. As the economic climate for technology spending improves, we are poised to execute on our strategy and resume financial growth in the coming quarters."

Conference Call

To access the live audio teleconference, dial 1-888-333-4519 approximately five minutes prior to the start of the call or visit Tangram's Web site at www.tangram.com. At the conclusion of the call, an audio replay will be
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available through Tangram's Web site until May 24. Additionally, the replay may be accessed via phone through May 14 by dialing 1-888-509-0082.

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Tangram Reports First Quarter 2002 Results Page 2 of 3

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (statements that are not historical facts and relate to future performance) that involve risks and uncertainties. These forward-looking statements are not guarantees of the future performance of Tangram and actual results may vary materially from the results and expectations discussed in this press release or in any other forward-looking statements made by or on behalf of the company. Such forward-looking statements, including statements about the market acceptance of our asset management offering, Enterprise Insight, as well as sales growth and profitability expectations, are based upon information available to management as of today's date. Tangram's quarterly and annual revenues and operating results are subject to a number of factors that make estimating our future operating results extremely uncertain and difficult to predict, particularly in the current downturn in technology spending. These factors include: uncertain economic and stock market conditions that could affect the company's business; unanticipated discovery of bugs or other technical problems that could impact market acceptance of Enterprise Insight; competitive forces in the asset management markets in which Tangram participates; Tangram's reliance on key personnel to guide its efforts; and other risks identified and described in more detail in Tangram's SEC filings, including its Form 10-K for the year ended December 31, 2001 and subsequent filings with the SEC. There can also be no assurance that Tangram will be able to succeed or capitalize upon the opportunities in the asset management market, that Tangram will be able to successfully maintain compliance with Nasdaq's minimum bid price requirement, or that The Nasdaq SmallCap Market would not delist Tangram's common stock for other reasons in the future. While we may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if estimates change.

About Tangram (www.tangram.com)
               ---------------
Tangram Enterprise Solutions, Inc. is a leading provider of IT asset management solutions for large and midsize organizations across all industries, in both domestic and international markets. Tangram's core business strategy and operating philosophy center on delivering world-class customer care, creating a more personal and productive IT asset management experience through a phased solution implementation, providing tailored solutions that support evolving customer needs, and maintaining a leading-edge technical position. Today, Tangram's solutions manage more than 2 million workstations, servers, and other related assets. Tangram is a partner company of Safeguard Scientifics, Inc. (www.safeguard.com) (NYSE: SFE), a leading technology operating company that
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seeks to create long-term value through superior operations and management.
Safeguard focuses on acquiring and developing companies in three areas: business and IT services, software, and technology products. To learn more about Tangram, visit www.tangram.com, or call 1-800-4TANGRAM.
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Tangram Reports First Quarter 2002 Results  Page 3 of 3

                            Statements of Operations
                    (in thousands, except per share amounts)

                                                Three months ended March 31
                                                2002                   2001
                                          ------------------------------------
Revenues:
   Licenses and product                     $  1,298               $  1,623
   Services                                    1,849                  1,988
                                          ------------------------------------
Total revenues                                 3,147                  3,611
 Cost of revenues                              1,045                    914
                                          ------------------------------------

 Gross profit                                  2,102                  2,697

Operating expenses:
   Sales and marketing                         1,301                  1,613
   General and administrative                    645                    693
   Research and development                      499                    882
                                          ------------------------------------
Total operating expenses                       2,445                  3,188
                                          ------------------------------------

Loss from operations                            (343)                  (491)

Other expense                                    (78)                   (78)
                                          ------------------------------------

Loss before income taxes                        (421)                  (569)
Provision for income taxes                         0                      0
                                          ------------------------------------

Net loss                                        (421)                  (569)

Preferred stock dividend                         (64)                   (26)
                                          ------------------------------------

Net loss available to common shareholders   $   (485)              $   (595)
                                          ====================================

Loss per common share:
      Basic and diluted                     $  (0.02)              $  (0.03)
                                          ====================================

Weighted average number of
    common shares outstanding:
      Basic and diluted**                     19,544                 17,406
                                          ===================================

     **Weighted average number of common shares outstanding on a diluted basis for the three-month period ended March 31, 2002 and 2001 does not include common stock equivalents because the effect of inclusion of the exercise of stock options would be to reduce the loss per common share.

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